AMENDMENT NO. 16 TO

SUB-ADMINISTRATION AND SUB-FUND

ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT No. 16 made as of June 10, 2025 (“Amendment”) to that certain Sub- Administration and Sub-Fund Accounting Services Agreement dated as of October 1, 2015 (as amended and in effect as of the date hereof) (“Agreement”) between Victory Capital Management Inc. (“Client”) and Citi Fund Services Ohio, Inc. (“Service Provider”) and, with the Client, referred to herein individually as “Party” and collectively as “Parties.” All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administrative and sub- accounting services for the Client pursuant to the Agreement;

WHEREAS, the Parties now wish to amend the Agreement pursuant to this Amendment to update the list of Funds subject to the Agreement as set forth in Schedule 6 (List of Funds);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.Amendment to Schedule 6 (List of Funds) of Services Agreement.

Schedule 6 (List of Funds) of the Services Agreement is hereby deleted in its entirety and replaced with the Schedule 6 (List of Funds) attached to the end of this Amendment.

2.Representations and Warranties.

(a)Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)The Client represents that it has provided this Amendment to the Boards.

3.Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

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VICTORY CAPITAL MANAGEMENT INC.

By: /S/ MICHAEL D. POLICARPO

Name: Michael D. Policarpo

Title: President, CFO & CAO

Date: June 10, 2025

CITI FUND SERVICES OHIO, INC.

By: /S/ JOHN DANKO

Name: John Danko

Title: President

Date: June 10, 2025

Schedule 6 to Services Agreement

List of Funds

Victory Portfolios

1.Victory Diversified Stock Fund

2.Victory Floating Rate Fund

3.Victory Global Energy Transition Fund

4.Victory High Income Municipal Bond Fund

5.Victory High Yield Fund

6.Victory Fund for Income

7.Victory Investment Grade Convertible Fund

8.Victory Low Duration Bond Fund

9.Victory Core Bond Fund

10.Victory Integrity Discovery Fund

11.Victory Integrity Mid-Cap Value Fund

12.Victory Integrity Small-Cap Value Fund

13.Victory Integrity Small/Mid-Cap Value Fund

14.Victory Munder Mid-Cap Core Growth Fund

15.Victory Munder Multi-Cap Fund

16.Victory RS Global Fund

17.Victory RS Growth Fund

18.Victory RS International Fund

19.Victory RS Investors Fund

20.Victory RS Large Cap Alpha Fund

21.Victory RS Mid Cap Growth Fund

22.Victory RS Partners Fund

23.Victory RS Science and Technology Fund

24.Victory RS Select Growth Fund

25.Victory RS Small Cap Growth Fund

26.Victory RS Value Fund

27.Victory S&P 500 Index Fund

28.Victory Sophus Emerging Markets Fund***

29.Victory Sycamore Established Value Fund

30.Victory Sycamore Small Company Opportunity Fund

31.Victory Tax-Exempt Fund

32.Victory Trivalent International Fund-Core Equity

33.Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series****

Victory RS International VIP Series****

Victory RS Small Cap Growth Equity VIP Series****

Victory 500 Index VIP Series****

Victory Sophus Emerging Markets VIP Series***

Victory Portfolios II – Mutual Funds

1. Victory Market Neutral Income Fund

Victory Portfolios II – ETFs

1.VictoryShares Dividend Accelerator ETF

2.VictoryShares International Volatility Wtd ETF

3.VictoryShares US 500 Enhanced Volatility Wtd ETF

4.VictoryShares US 500 Volatility Wtd ETF

5.VictoryShares US EQ Income Enhanced Volatility Wtd

ETF

6.VictoryShares US Large Cap High Div Volatility Wtd ETF

7.VictoryShares US Multi-Factor Minimum Volatility ETF

8.VictoryShares US Small Cap High Div Volatility Wtd ETF

9.VictoryShares Core Intermediate Bond ETF

10.VictoryShares Short-Term Bond ETF

11.VictoryShares Emerging Markets Value Momentum ETF

12.VictoryShares International Value Momentum ETF

13.VictoryShares US Small Mid Cap Value Momentum ETF

14.VictoryShares US Value Momentum ETF

15.VictoryShares Core Plus Intermediate Bond ETF

16.VictoryShares Corporate Bond ETF

17.VictoryShares WestEnd U.S. Sector ETF

18.VictoryShares Free Cash Flow ETF

19.VictoryShares Small Cap Free Cash Flow ETF

20.VictoryShares WestEnd Global Equity ETF

21.VictoryShares WestEnd Dynamic Equity ETF*

22.VictoryShares WestEnd Economic Cycle Bond ETF

23.VictoryShares Hedged Equity Income ETF

24.VictoryShares Free Cash Flow Growth ETF

25.VictoryShares International Free Cash Flow ETF**

26.VictoryShares International Free Cash Flow Growth ETF**

27.VictoryShares Pioneer Asset-Based Income ETF**

Victory Portfolios III

1.Victory Cornerstone Aggressive Fund

2.Victory Cornerstone Conservative Fund

3.Victory Cornerstone Equity Fund

4.Victory Cornerstone Moderate Fund

5.Victory Cornerstone Moderately Aggressive Fund

6.Victory Cornerstone Moderately Conservative Fund

7.Victory Growth and Tax Strategy Fund

8.Victory Target Managed Allocation Fund

9.Victory Target Retirement 2030 Fund

10.Victory Target Retirement 2040 Fund

11.Victory Target Retirement 2050 Fund

12.Victory Target Retirement 2060 Fund

13.Victory Target Retirement Income Fund

14.Victory Aggressive Growth Fund

15.Victory Capital Growth Fund

16.Victory Emerging Markets Fund

17.Victory Growth & Income Fund

18.Victory Growth Fund

19.Victory International Fund

20.Victory Science & Technology Fund

21.Victory Small Cap Stock Fund

22.Victory Sustainable World Fund

23.Victory Value Fund

24.Victory 500 Index Fund

25.Victory Extended Market Index Fund

26.Victory Nasdaq-100 Index Fund

27.Victory Global Equity Income Fund

28.Victory Global Managed Volatility Fund

29.Victory Income Stock Fund

30.Victory Precious Metals and Minerals Fund

31.Victory California Bond Fund

32.Victory Government Securities Fund

33.Victory High Income Fund

34.Victory Income Fund

35.Victory Core Plus Intermediate Bond Fund

36.Victory Money Market Fund

37.Victory New York Bond Fund

38.Victory Short-Term Bond Fund

39.Victory Tax Exempt Intermediate-Term Fund

40.Victory Tax Exempt Long-Term Fund

41.Victory Tax Exempt Money Market Fund

42.Victory Tax Exempt Short-Term Fund

43.Victory Treasury Money Market Trust

44.Victory Ultra Short-Term Bond Fund

45.Victory Virginia Bond Fund

*Pending Launch - TBD

**Pending Launch - June 25, 2025

***Pending Liquidation - June 27, 2025

****Pending Liquidation - August 28, 2025